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                                                                      Exhibit 24

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael W. Wright, David L. Boehnen, and John P. Breedlove, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any or all amendments (including post-effective amendments) thereto, relating to the issuance of the Common Stock of SUPERVALU INC. in connection with the assumption by SUPERVALU INC. of certain stock plans of Richfood Holdings, Inc. pursuant to an Agreement and Plan of Merger, by and among SUPERVALU INC., Winter Acquisition, Inc., and Richfood Holdings, Inc., dated as of June 9, 1999, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed on the 13th day of October, 1999 by the following persons:


   /s/ Michael W. Wright                         /s/ Carole F. St. Mark
--------------------------------          -------------------------------------
Michael W. Wright                             Carole F. St. Mark


   /s/ William A. Hodder                         /s/ Steven S. Rogers
--------------------------------          -------------------------------------
William A. Hodder                             Steven S. Rogers


   /s/ Susan E. Engel                            /s/ Harriet Perlmutter
--------------------------------          -------------------------------------
Susan E. Engel                                Harriet Perlmutter


   /s/ Richard L. Knowlton                       /s/ Garnett L. Keith, Jr.
--------------------------------          -------------------------------------
Richard L. Knowlton                           Garnett L. Keith, Jr.


   /s/ Charles M. Lillis
--------------------------------
Charles M. Lillis


   /s/ Edwin C. Gage
--------------------------------
Edwin C. Gage